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                                                            EXHIBIT 99(b)(10)(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Life Insurance Company of the Southwest


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No.1 to the registration statement on Form N-4 of our report dated April 5,1996, relating to the statutory basis financial statements of Life Insurance Company of the Southwest which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

Our report dated April 5, 1996 expressed our opinion that the financial statements did not present fairly in conformity with generally accepted accounting principles, the financial position of Life Insurance Company of the Southwest at December 31, 1995, or the results of its operations or its cash flows for the year then ended.

KPMG Peat Marwick LLP
Dallas, Texas
July 31, 1998